Sabre reports second quarter 2026 results
Exceeds second quarter guidance; raises full year 2026 Pro Forma Adjusted EBITDA and Free Cash Flow guidance

Business Highlights:
•Exceeded second quarter revenue, Pro Forma Adjusted EBITDA and air distribution bookings guidance, reflecting continued execution of growth strategies and effective cost management; generated positive free cash flow
•Raising 2026 guidance for Pro Forma Adjusted EBITDA and Free Cash Flow
•Reaffirming 2026 guidance for revenue and air distribution bookings
•Marketplace revenue grew 6%, driven by growth in air bookings and booking fees
•Hotel-related revenue grew 11%

Second Quarter 2026 Financial Results:
•Second quarter revenue of $712 million, up 4% from Q2'25
•Operating income of $93 million, up 4% from Q2'25
•Net loss attributable to common stockholders of $36 million
•Adjusted EBITDA(1) of $143 million, up 21% from Q2'25
•Normalized Adjusted EBITDA(1) of $151 million, up 19% from Q2'25
•Ended quarter with cash balance of $697 million

SOUTHLAKE, Texas – August 6, 2026 – Sabre Corporation ("Sabre" or the "Company") (NASDAQ: SABR) today announced financial results for the quarter ended June 30, 2026.

“Sabre delivered a strong second quarter, exceeding our expectations for both revenue and Normalized Adjusted EBITDA growth while generating positive free cash flow. Despite the impact of the conflict in the Middle East and higher fuel prices on global travel demand, we grew revenue by 4% and Normalized Adjusted EBITDA by 19% in the quarter. Since the start of the year, we believe our performance has outpaced the broader industry, reflecting disciplined execution of our strategy,” said Kurt Ekert, president and CEO.

Ekert continued, “Our first-half performance and outlook for the balance of the year support reaffirming our full-year guidance for revenue and air distribution bookings growth. Additionally, we are raising our 2026 guidance for Pro Forma Adjusted EBITDA and Free Cash Flow. As we expand our technology platform, continue to gain share, and extend our leadership position in the emerging Agentic AI travel channel, we believe Sabre is well positioned to deliver on our objectives and create sustainable, long-term value.”

Q2 2026 Financial Summary

Second quarter revenue totaled $712 million, compared to $687 million in the second quarter of 2025.

•Marketplace revenue increased by $31 million, or 6%, to $577 million, driven by a $25 million increase in transaction-based revenue primarily due to an increase in distribution bookings and favorable rate impacts, and a $6 million increase in product-based revenue.
◦Total Marketplace bookings, net of cancellations, were 92 million, an increase of approximately 1% from second quarter 2025 levels.
◦Average booking fee totaled $6.30, an increase of approximately 4% from second quarter 2025.
•Airline Technology revenue decreased by $6 million, or 4%, to $135 million, driven primarily by a decrease in license revenue and other revenue.

Operating income totaled $93 million versus $89 million in the second quarter of 2025. The increase in operating income was driven by the increase in revenue described above, partially offset by an increase in incentives and other expenses.

Loss from continuing operations totaled $36 million, versus a loss of $201 million in the second quarter of 2025. The decrease in loss from continuing operations in the second quarter of 2026 is attributed to an increase in operating income described above, a decrease in loss on extinguishment of debt, and a reduction in the provision for income taxes, partially offset by an increase in interest expense, net.

Loss attributable to common stockholders totaled a loss of $36 million, versus a loss of $256 million in the second quarter of 2025. The decrease in loss attributable to common stockholders in the second quarter of 2026 was primarily driven by the decrease in loss from continuing operations described above and an increase in income from discontinued operations, net of tax.

Normalized Adjusted EBITDA(1) was $151 million, up 19% year-on-year, an improvement versus Normalized Adjusted EBITDA(1) of $127 million in the second quarter of 2025. The improvement in Normalized Adjusted EBITDA(1) was driven by the items impacting revenue described above and a decrease in labor and professional services due to the inflation offset program, partially offset by an increase in incentive expense described above.

With regard to Sabre's second quarter 2026 cash flows (versus prior year):
•Cash provided by operating activities totaled $36 million (vs. $218 million used in)
•Cash used in investing activities totaled $26 million (vs. $23 million)
•Cash provided by financing activities totaled $23 million (vs. $21 million)
•Capitalized expenditures totaled $26 million (vs. $22 million)

Free Cash Flow(1) was $10 million, compared to Free Cash Flow(1) of negative $240 million and Pro Forma Free Cash Flow(1) of negative $2 million in the second quarter of 2025.

Financial Highlights (in thousands, except for EPS; unaudited):	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change (B/W)	2026	2025	% Change (B/W)
Total Company:
Revenue	$711,961	$687,149	4	$1,472,287	$1,389,275	6
Marketplace Revenue	$576,839	$545,766	6	$1,194,850	$1,114,881	7
Airline Technology Revenue	$135,122	$141,383	(4)	$277,437	$274,394	1
Operating Income	$92,783	$89,134	4	$208,700	$180,529	16
Operating Margin	13.0%	13.0%		14.2%	13.0%
Net loss attributable to common stockholders	$(36,151)	$(256,364)	86	$(28,035)	$(221,028)	87
Diluted net loss per share attributable to common stockholders (EPS) from continuing operations	$(0.09)	$(0.51)	82	$(0.07)	$(0.53)	87
Net Income Margin	(5.1)%	(37.3)%		(1.9)%	(15.9)%
Adjusted EBITDA(1)	$142,984	$118,255	21	$301,694	$249,075	21
Adjusted EBITDA Margin(1)	20.1%	17.2%		20.5%	17.9%
Normalized Adjusted EBITDA(1)	$151,150	$127,198	19	$320,239	$266,856	20
Normalized Adjusted EBITDA Margin(1)	21.2%	18.5%		21.8%	19.2%
Adjusted Net Income(1)	$(67,441)	$(7,821)	(762)	$(43,148)	$(5,037)	(757)
Adjusted EPS(1)	$(0.17)	$(0.02)	(750)	$(0.11)	$(0.01)	(89)
Cash provided by (used in) operating activities	$36,149	$(217,880)	117	$(98,011)	$(281,841)	65
Cash used in investing activities	$(26,402)	$(22,853)	(16)	$(47,632)	$(30,083)	(58)
Cash provided by (used in) financing activities	$23,126	$21,292	9	$(68,880)	$34,500	(300)
Capitalized expenditures	$(26,402)	$(22,279)	(19)	$(47,632)	$(39,150)	(22)
Free Cash Flow(1)	$9,747	$(240,159)	104	$(145,643)	$(320,991)	55
Pro Forma Free Cash Flow(1)	NA	$(1,659)	NM	NA	$(72,149)	NM
Net Debt (total debt, less cash and cash equivalents)	$3,808,440	$4,738,760

Volume Metrics:
Total Bookings	91,618	90,298	1	192,880	186,654	3
Air Bookings	76,077	75,534	1	163,050	157,972	3
Lodging and Other Bookings	15,541	14,764	5	29,830	28,682	4
Passengers Boarded	174,092	171,353	2	344,126	337,179	2

(1)Indicates non-GAAP financial measure; see descriptions and reconciliations below.
NM - not meaningful

Business and Pro Forma Financial Outlook

With respect to the third quarter, fourth quarter, and full-year 2026 financial outlook below:

•Third quarter Pro Forma Adjusted EBITDA guidance consists of expected net loss from continuing operations of approximately $38 million; less impact of acquisition-related amortization of approximately $8 million; expected stock-based compensation expense of approximately $20 million; expected depreciation and amortization of property and equipment and amortization of capitalized implementation costs of approximately $20 million; expected interest expense, inclusive of issuance costs and debt discounts, net of approximately $127 million; expected other expenses of approximately $3 million; expected provision for income taxes of approximately $10 million; expected pro forma adjustments of approximately $5 million associated with costs previously allocated to Hospitality Solutions.

•Fourth quarter Pro Forma Adjusted EBITDA guidance consists of expected net loss from continuing operations of approximately $68 million; less impact of acquisition-related amortization of approximately $8 million; expected stock-based compensation expense of approximately $20 million; expected depreciation and amortization of property and equipment and amortization of capitalized implementation costs of approximately $22 million; expected interest expense, inclusive of issuance costs and debt discounts, net of approximately $123 million; expected other expenses of approximately $1 million; expected provision for income taxes of approximately $18 million; expected pro forma adjustments of approximately $1 million associated with costs previously allocated to Hospitality Solutions.

•Full-year Pro Forma Adjusted EBITDA guidance consists of expected net loss from continuing operations of approximately $133 million; less impact of acquisition-related amortization of approximately $31 million; expected stock-based compensation expense of approximately $67 million; expected depreciation and amortization of property and equipment and amortization of capitalized implementation costs of approximately $80 million; expected interest expense, inclusive of issuance costs and debt discounts, net of approximately $497 million; expected restructuring and other expenses, net of approximately $5 million; expected provision for income taxes of approximately $28 million; expected pro forma adjustments of approximately $25 million associated with costs previously allocated to Hospitality Solutions.

•Full year Free Cash Flow guidance consists of expected cash provided by operating activities of approximately $25 million, and less expected additions to property and equipment of approximately $90 million.

Third Quarter, Fourth Quarter, and Full Year 2026 Pro Forma Financial Outlook

Sabre’s third quarter, fourth quarter, and full year 2026 outlook is set forth below:

	Q3 2026	Q4 2026	FY 2026
Air Distribution Bookings	Flat to low-single-digit YoY growth	Low-to-mid-single-digit YoY growth	Low-to-mid-single-digit YoY growth
Revenue	Flat to low-single-digit YoY growth	Low-to-mid-single-digit YoY growth	Low-to-mid-single-digit YoY growth
Pro Forma Adjusted EBITDA	~$155M +3% YoY	~$125M +5% YoY	~$600M +12% YoY
Free Cash Flow	─	─	~($65M)

Conference Call

Sabre will conduct its second quarter 2026 investor conference call today at 9:00 a.m. ET. The live webcast and accompanying slide presentation can be accessed via the Investor Relations section of our website, investors.sabre.com. A replay of the event will be available on the website for at least 90 days following the event.

About Sabre

Powering the agentic revolution in travel. Sabre is an AI-native technology leader, backed by one of the world’s largest travel data clouds. With AI at its core and operating at unparalleled scale, Sabre transforms insights into innovation, empowering airlines, hoteliers, agencies and other partners to retail, distribute and fulfill travel worldwide. Sabre is built on an open, modular, cloud-native architecture and serves as the backbone for both established leaders and bold, new disruptors, guiding them to the next age of travel retailing through intelligent, connected, and personalized experiences. For more information visit  www.sabre.com.

Website Information

Sabre routinely posts important information for investors on the Investor Relations section of its website, investors.sabre.com, on its LinkedIn account, and on its X account, @Sabre_Corp. The Company intends to use the Investor Relations section of its website, its LinkedIn account, and its X account as a means of disclosing material, non-public information and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of Sabre's website, its LinkedIn account and its X account, in addition to following its press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, Sabre's website, its LinkedIn account or its X account is not incorporated by reference into, and is not a part of, this document.

Supplemental Financial Information

In conjunction with today’s earnings report, a file of supplemental financial information will be available on the Investor Relations section of our website, investors.sabre.com.

Industry Data

This release contains industry data, forecasts and other information that Sabre obtained from industry publications and surveys, public filings and internal company sources, and there can be no assurance as to the accuracy or completeness of the included information. Statements as to Sabre's ranking, market position, bookings share and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s estimates and assumptions about our markets and our internal research. The Company has not independently verified this third-party information nor has it ascertained the underlying economic assumptions relied upon in those sources, and cannot assure you of the accuracy or completeness of this information.

Note on Non-GAAP Financial Measures

This press release includes unaudited non-GAAP financial measures, including Adjusted Net Income from continuing operations ("Adjusted Net Income"), Adjusted EBITDA, Adjusted EBITDA margin, Normalized Adjusted EBITDA, Normalized Adjusted EBITDA margin, Adjusted

Net Income from continuing operations per share ("Adjusted EPS"), Free Cash Flow and the ratios based on these financial measures. In addition, we provide certain forward guidance with respect to Adjusted EBITDA on a pro forma basis and Free Cash Flow. We do not provide reconciliations of these forward-looking non-GAAP financial measures to the respective GAAP metrics as we are unable to predict the components of the non-GAAP adjustments contained in the guidance with reasonable certainty and without unreasonable effort; however, see "Business and Pro Forma Financial Outlook" for additional information including estimates of certain components of the non-GAAP adjustments contained in the guidance.

We present non-GAAP measures when our management believes that the additional information provides useful information about our operating performance. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See “Non-GAAP Financial Measures” below for an explanation of the non-GAAP measures and “Tabular Reconciliations for Non-GAAP Measures” below for a reconciliation of the non-GAAP financial measures to the comparable GAAP measures.

Discontinued Operations

On April 27, 2025, we entered into a definitive agreement with an affiliate of TPG (the “Buyer”) pursuant to which the Buyer agreed to purchase our Hospitality Solutions business, and on July 3, 2025, we closed the sale (the “Hospitality Solutions Sale”). The operating results of our Hospitality Solutions business are presented as discontinued operations on our consolidated statements of operations for all periods presented. Unless otherwise noted, results presented are based on continuing operations.

Forward-Looking Statements

Certain statements herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future, including regarding the Company's plan for long-term growth and the impact and timing of geopolitical events. Any statements that are not historical or current facts are forward-looking statements and in many cases, you can identify forward-looking statements by terms such as "guidance," "outlook," “pro forma,” “believe,” "expectations," "objectives," “momentum,” “expect,” "trends," “strategic,” "opportunity," "position," “confident,”

"traction," "investment," "investment," "anticipate," "intend," “growth,” "plan," “well-positioned,” “sustained,” “focus,” “optimistic,” “will,” “long-term,” “accelerate,” “potential,” “goal,” “estimate,” "commitment," “temporary,” “continue,” “progress,” “possible,” “outcome,” “assume,” “challenge,” "enhance," "on track," "objective," "target," "pipeline," "trajectory," "benefit," "forecast," "estimate," "project," "may," "should," "would," or the negative of these terms, where applicable, or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, the effects of the Middle East conflict and fuel prices, failure to adapt to technological advancements, including AI, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, the implementation and effects of our growth strategies, the completion and effects of travel platforms, exposure to pricing pressure from travel suppliers, changes affecting travel supplier customers, maintenance of the integrity of our systems and infrastructure and the effect of any security incidents, our ability to recruit, train and retain employees, competition in the travel distribution industry and solutions industry, implementation of software solutions, implementation and effects of new, amended or renewed agreements and strategic partnerships, dependence on establishing, maintaining and renewing contracts with customers and other counterparties and collecting amounts due to us under these agreements, dependence on relationships with travel buyers, the ability to achieve our cost savings and efficiency goals and the effects of these goals, our collection, processing, storage, use and transmission of personal data and risks associated with PCI compliance, the effects of cost savings initiatives, the effects of new legislation or regulations or the failure to comply with regulations or other legal requirements, use of third-party distributor partners, the financial and business results and effects of acquisitions and divestitures of businesses or business operations, reliance on the value of our brands, reliance on third parties to provide information technology services and the effects of these services, the effects of any profit enhancing measures we implement, the effects of any litigation, regulatory reviews and investigations, adverse global and regional economic and political conditions, risks related to global conflicts, risks arising from global operations, risks related to our significant amount of indebtedness, including increases in interest rates and our ability to refinance our debt, and tax-related matters.

More information about potential risks and uncertainties that could affect our business and results of operations is included in the "Risk Factors" and “Forward-Looking Statements” sections in our Quarterly Report on Form 10-Q filed with the SEC on August 6, 2026, in our Annual Report on Form 10-K filed with the SEC on February 18, 2026 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

___________________

(1)     Adjusted Net Income, Adjusted EPS, Adjusted EBITDA, Normalized Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted EBITDA Margin, Pro Forma Adjusted EBITDA, Free Cash Flow, and Pro Forma Free Cash Flow are non-GAAP measures. See the appendix to this release for a discussion of non-GAAP financial measures, including reconciliations to the most closely correlated GAAP measure. Normalized Adjusted EBITDA is Adjusted EBITDA adjusted for estimated costs historically allocated to Hospitality Solutions. Pro Forma Free Cash Flow is calculated to give effect to the Hospitality Solutions Sale. Pro Forma Free Cash Flow is no longer utilized in the current period as there are no further adjustments to be made to Free Cash Flow for the sale of Hospitality Solutions. We have included Pro Forma Free Cash Flow in this release for comparability. We believe this presentation will enhance investors' ability to evaluate and compare the Company's operations on a go-forward basis.

Contacts:

Media	Investors
Cassidy Smith-Broyles	Jim Mathias
cassidy.smith-broyles@sabre.com	jim.mathias@sabre.com
sabrenews@sabre.com	sabre.investorrelations@sabre.com

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$711,961	$687,149	$1,472,287	$1,389,275
Cost of revenue, excluding technology costs	310,462	296,354	645,445	601,825
Technology costs	171,059	172,494	346,480	347,801
Selling, general and administrative	137,657	129,167	271,662	259,120
Operating income	92,783	89,134	208,700	180,529
Other expense:
Interest expense, net	(123,768)	(111,244)	(246,731)	(221,034)
Loss on extinguishment of debt	(230)	(85,182)	(2,958)	(85,182)
Equity method income	377	738	1,146	1,403
Other, net	6,161	(3,202)	13,162	(497)
Total other expense, net	(117,460)	(198,890)	(235,381)	(305,310)
Loss from continuing operations before income taxes	(24,677)	(109,756)	(26,681)	(124,781)
Provision for income taxes	11,696	91,262	298	79,614
Loss from continuing operations	(36,373)	(201,018)	(26,979)	(204,395)
Income (loss) from discontinued operations, net of tax	218	(55,514)	(1,168)	(16,588)
Net loss	(36,155)	(256,532)	(28,147)	(220,983)
Net (loss) income attributable to noncontrolling interests	(4)	(168)	(112)	45
Loss attributable to common stockholders	$(36,151)	$(256,364)	$(28,035)	$(221,028)

Basic net loss per share attributable to common stockholders:
Loss from continuing operations	$(0.09)	$(0.51)	$(0.07)	$(0.53)
Loss from discontinued operations	—	(0.14)	—	(0.04)
Net loss per common share	$(0.09)	$(0.65)	$(0.07)	$(0.57)
Diluted net loss per share attributable to common stockholders:
Loss from continuing operations	$(0.09)	$(0.51)	$(0.07)	$(0.53)
Loss from discontinued operations	—	(0.14)	—	(0.04)
Net loss per common share	$(0.09)	$(0.65)	$(0.07)	$(0.57)
Weighted-average common shares outstanding:
Basic	399,351	390,905	397,264	388,601
Diluted	399,351	390,905	397,264	388,601

SABRE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$675,977	$791,555
Restricted cash	21,027	118,558
Accounts receivable, net of allowance for credit losses of $21,116 and $17,953	378,146	311,870
Prepaid expenses and other current assets	93,438	74,055
Total current assets	1,168,588	1,296,038
Property and equipment, net of accumulated depreciation of $1,754,420 and $1,724,044	271,211	255,323
Equity method investments	22,398	23,082
Goodwill	2,383,160	2,384,191
Acquired customer relationships, net of accumulated amortization of $806,046 and $796,767	149,951	159,326
Other intangible assets, net of accumulated amortization of $601,675 and $595,403	119,209	125,556
Deferred income taxes	4,473	3,874
Other assets, net	253,451	254,738
Total assets	$4,372,441	$4,502,128

Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$219,519	$260,035
Accrued compensation and related benefits	75,338	103,521
Accrued subscriber incentives	300,374	289,095
Deferred revenues	55,077	58,413
Other accrued liabilities	237,484	256,856
Current portion of debt	252,627	245,651
Total current liabilities	1,140,419	1,213,571
Deferred income taxes	37,542	36,614
Other noncurrent liabilities	174,355	173,172
Long-term debt	4,064,005	4,103,208
Redeemable noncontrolling interests	11,275	12,057
Stockholders’ deficit
Common Stock: $0.01 par value; 1,000,000 authorized shares; 439,268 and 427,366 shares issued, 403,568 and 395,004 shares outstanding at June 30, 2026 and December 31, 2025, respectively	4,393	4,274
Additional paid-in capital	3,364,574	3,351,111
Treasury Stock, at cost, 35,700 and 32,362 shares at June 30, 2026 and December 31, 2025, respectively	(542,520)	(537,197)
Accumulated deficit	(3,830,570)	(3,802,535)
Accumulated other comprehensive loss	(66,211)	(66,656)
Noncontrolling interest	15,179	14,509
Total stockholders’ deficit	(1,055,155)	(1,036,494)
Total liabilities and stockholders’ deficit	$4,372,441	$4,502,128

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2026	2025
Operating Activities
Net loss	$(28,147)	$(220,983)
Adjustments to reconcile net income to cash used in operating activities:
Depreciation and amortization	53,468	50,972
Stock-based compensation expense	26,243	23,602
Amortization of upfront incentive consideration	24,684	17,735
Amortization of debt discount and issuance costs	19,932	14,916
Provision for expected credit losses	5,209	1,103
Deferred income taxes	3,641	32,277
Other	3,112	(3,317)
Loss on extinguishment of debt	2,958	85,182
Loss from discontinued operations	1,168	16,588
Dividends received from equity method investments	961	1,042
Payment of previously paid-in-kind interest	—	(199,938)
Paid-in-kind interest	—	28,327
Gain on sale of assets	—	(5,191)
Changes in operating assets and liabilities:
Accounts and other receivables	(69,409)	(98,505)
Prepaid expenses and other current assets	(17,920)	24,752
Capitalized implementation costs	(2,423)	(4,900)
Upfront incentive consideration	(12,473)	(9,481)
Other assets	(22,492)	(6,098)
Accrued compensation and related benefits	(44,174)	(59,349)
Accounts payable and other accrued liabilities	(37,627)	37,763
Deferred revenue including upfront solution fees	(4,722)	(8,338)
Cash used in operating activities	(98,011)	(281,841)
Investing Activities
Additions to property and equipment	(47,632)	(39,150)
Proceeds from sale of assets	—	9,267
Other investing activities	—	(200)
Cash used in investing activities	(47,632)	(30,083)
Financing Activities
Payments on borrowings from lenders	(195,415)	(1,224,531)
Proceeds on borrowings from lenders	150,000	1,325,000
Payments on borrowings under Securitization Facility	(116,750)	(39,000)
Proceeds from borrowings under Securitization Facility	114,550	54,100
Net Payments on Behalf under TSA	(10,196)	—
Debt prepayment fees and issuance costs	(7,743)	(71,094)
Net payment on the settlement of equity-based awards	(5,326)	(9,975)
Other financing activities	2,000	—
Cash (used in) provided by financing activities	(68,880)	34,500
Cash Flows from Discontinued Operations
Cash used in operating activities	(785)	(22,616)
Cash provided by (used in) investing activities	4,353	(1,788)
Cash provided by (used in) discontinued operations	3,568	(24,404)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,154)	3,453
Decrease in cash, cash equivalents and restricted cash	(213,109)	(298,375)
Cash, cash equivalents and restricted cash at beginning of period	910,113	745,518
Cash, cash equivalents and restricted cash at end of period	$697,004	$447,143

Non-GAAP Financial Measures

We have included both financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) as well as certain supplemental non‑GAAP financial measures, including Adjusted Net Loss from continuing operations (“Adjusted Net Loss”), Adjusted EBITDA, Normalized Adjusted EBITDA, Pro Forma Adjusted EBITDA, Adjusted EPS, Free Cash Flow, and ratios derived from these measures. The non‑GAAP financial measures are presented in addition to, and not as a substitute for, financial results prepared in accordance with GAAP. GAAP financial measures are presented with equal or greater prominence wherever non‑GAAP financial measures are discussed.

Definitions
Adjusted Net Loss is defined as income (loss) from continuing operations adjusted to exclude acquisition‑related amortization; restructuring and other costs; loss on extinguishment of debt; other, net; disposition‑related costs; litigation costs, net; indirect tax matters; stock‑based compensation; and the related tax impacts of these adjustments.
Adjusted EBITDA is defined as income (loss) from continuing operations adjusted to exclude depreciation and amortization of property and equipment; amortization of capitalized implementation costs; acquisition‑related amortization; restructuring and other costs; interest expense, net; other, net; loss on extinguishment of debt; disposition‑related costs; litigation costs, net; indirect tax matters; stock‑based compensation; and the provision for income taxes.
Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue
Normalized Adjusted EBITDA and Pro Forma Adjusted EBITDA are defined as Adjusted EBITDA adjusted for the estimated costs historically allocated to Hospitality Solutions.
Normalized Adjusted EBITDA Margin is defined as Normalized Adjusted EBITDA divided by revenue
Free Cash Flow is defined as cash provided by (used in) operating activities, less cash used for additions to property and equipment.
Pro Forma Free Cash Flow is defined as Free Cash Flow adjusted to give effect to the Hospitality Solutions Sale.
Adjusted EPS is defined as Adjusted Net Loss divided by diluted weighted‑average common shares outstanding.
Purpose and Use by Management
Management and the board of directors use these non‑GAAP financial measures to evaluate trends in our operating performance, assess period‑to‑period comparability, and support internal planning and decision‑making. These measures are particularly useful in evaluating operating performance because historical results have been affected by items that management believes are not indicative of ongoing core operations. In addition, amounts derived from Adjusted EBITDA are used in connection with certain financial covenants under our senior secured credit facilities.
These non‑GAAP financial measures should not be considered measures of liquidity, nor do they represent cash available for discretionary use. Free Cash Flow does not represent residual cash available for distribution and does not reflect all cash requirements of the business. Other companies, including those within our industry, may define or calculate similarly titled non‑GAAP financial measures differently, limiting the usefulness of such measures as comparative tools.

Limitations of Non‑GAAP Financial Measures
Adjusted Net Loss, Adjusted EBITDA, Normalized Adjusted EBITDA, Adjusted EPS, Free Cash Flow, and related ratios are not recognized measures under GAAP and have inherent limitations as analytical tools. Accordingly, they should not be considered in isolation or as substitutes for net income (loss), income (loss) from continuing operations, or cash flows from operating activities prepared in accordance with GAAP.
The limitations of these non‑GAAP financial measures include, but are not limited to, the following:
•They exclude certain expenses that are recurring in nature, including stock‑based compensation and amortization of acquired intangible assets.
•Although depreciation and amortization are non‑cash expenses, the assets being depreciated and amortized may require replacement in the future, and Adjusted EBITDA does not reflect the capital expenditures required for these replacements.
•Adjusted EBITDA excludes amortization of capitalized implementation costs related to revenue contracts, which may result in future working capital or cash requirements.
•Adjusted Net Loss and Adjusted EBITDA do not reflect changes in, or cash requirements associated with, working capital.
•Adjusted EBITDA does not reflect interest expense, principal repayments, or other cash requirements necessary to service our indebtedness.
•Adjusted EBITDA does not reflect income tax payments that could reduce cash available to us.
•Free Cash Flow reflects changes in operating assets and liabilities determined under accrual accounting and does not reflect all cash requirements, including mandatory debt service obligations.

•Other companies, including those within our industry, may define or calculate similarly titled non‑GAAP financial measures differently, limiting the usefulness of such measures as comparative tools.

Non-GAAP Pro Forma Outlook
The non-GAAP pro forma financial outlook in this press release, including Pro Forma Adjusted EBITDA and Pro Forma Free Cash Flow, is not necessarily indicative of the operating results of the Company after the closing of the Hospitality Solutions Sale and utilization of the net proceeds from the sale to pay down outstanding indebtedness, or of the operating results of the Company in the future. The non-GAAP pro forma financial outlook included in this press release is not pro forma information prepared in accordance with Article 11 of Regulation S-X of the SEC, and the preparation of information in accordance with Article 11 would result in a different presentation.

Investor Considerations
Investors are encouraged to review the reconciliation of non‑GAAP financial measures to the most directly comparable GAAP financial measures and to evaluate our operating performance, financial position, and liquidity using GAAP measures in conjunction with, and not in lieu of, these non‑GAAP financial measures.

Tabular Reconciliations for Non-GAAP Measures
(In thousands, except per share amounts; unaudited)
Reconciliation of Loss from continuing operations to Adjusted Net Loss from continuing operations and Loss from continuing operations to Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Loss from continuing operations	(36,373)	(201,018)	(26,979)	(204,395)
Adjustments:
Acquisition-related amortization(1a)	7,730	7,732	15,460	15,464
Restructuring and other costs(2)	2,057	—	11,824	—
Loss on extinguishment of debt	230	85,182	2,958	85,182
Other, net(3)	(6,161)	3,202	(13,162)	497
Disposition-related costs(4)	—	(163)	—	520
Indirect tax matters(5)	131	(8,226)	(3,229)	(7,951)
Stock-based compensation(6)	20,582	11,290	26,243	23,602
Stockholder Matter Costs(7)	51	—	3,542	—
Tax impact of adjustments(8)	(55,688)	94,180	(59,805)	82,044
Adjusted Net Loss from continuing operations	$(67,441)	$(7,821)	$(43,148)	$(5,037)
Adjusted Net Loss from continuing operations per share	$(0.17)	$(0.02)	$(0.11)	$(0.01)
Adjusted diluted weighted-average common shares outstanding	399,351	390,905	397,264	388,601

Loss from continuing operations	$(36,373)	$(201,018)	$(26,979)	$(204,395)
Adjustments:
Depreciation and amortization of property and equipment(1b)	16,276	14,820	32,422	29,615
Amortization of capitalized implementation costs(1c)	2,997	2,930	5,586	5,893
Acquisition-related amortization(1a)	7,730	7,732	15,460	15,464
Restructuring and other costs(2)	2,057	—	11,824	—
Interest expense, net	123,768	111,244	246,731	221,034
Other, net(3)	(6,161)	3,202	(13,162)	497
Loss on extinguishment of debt	230	85,182	2,958	85,182
Disposition-related costs(4)	—	(163)	—	520
Indirect tax matters(5)	131	(8,226)	(3,229)	(7,951)
Stock-based compensation(6)	20,582	11,290	26,243	23,602
Stockholder Matter Costs(7)	51	—	3,542	—
Provision for income taxes	11,696	91,262	298	79,614
Adjusted EBITDA	$142,984	$118,255	$301,694	$249,075
Plus estimated costs historically allocated to Hospitality Solutions	8,166	8,943	18,545	17,781
Normalized Adjusted EBITDA	$151,150	$127,198	$320,239	$266,856

Net Income Margin	(5.1)%	(37.3)%	(1.9)%	(15.9)%
Adjusted EBITDA margin	20.1%	17.2%	20.5%	17.9%
Normalized Adjusted EBITDA margin	21.2%	18.5%	21.8%	19.2%

Reconciliation of Free Cash Flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash provided by (used in) operating activities	$36,149	$(217,880)	$(98,011)	(281,841)
Cash used in investing activities	(26,402)	(22,853)	(47,632)	(30,083)
Cash provided by (used in) financing activities	23,126	21,292	(68,880)	34,500

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash provided by (used in) operating activities	$36,149	$(217,880)	$(98,011)	$(281,841)
Additions to property and equipment	(26,402)	(22,279)	(47,632)	(39,150)
Free Cash Flow	$9,747	$(240,159)	$(145,643)	$(320,991)

Reconciliation of Free Cash Flow from Discontinued Operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash provided by (used in) operating activities from Discontinued Operations	$186	$(5,973)	$(785)	$(22,616)
Additions to property and equipment from Discontinued Operations	—	(769)	—	(1,788)
Free Cash Flow from Discontinued Operations	$186	$(6,742)	$(785)	$(24,404)

Non-GAAP Footnotes

(1)Depreciation and amortization expenses:
(a) Acquisition-related amortization represents amortization of intangible assets from the take-private transaction in 2007 as well as intangibles associated with acquisitions since that date.
(b) Depreciation and amortization of property and equipment includes software developed for internal use as well as amortization of contract acquisition costs.
(c) Amortization of capitalized implementation costs represents amortization of upfront costs to implement new customer contracts under our SaaS and hosted revenue model.

(2) Restructuring and other costs primarily represent charges related to the inflation offset program we began implementing in the fourth quarter of 2025.

(3) Other, net includes $18 million of transition services agreement income, net, in the current year period and a gain on the sale of assets of $5 million recognized in the prior year period. In addition, all periods presented include foreign exchange gains and losses related to the remeasurement of foreign currency denominated balances included in our consolidated balance sheets into the relevant functional currency.

(4) Disposition-related costs represent fees and expenses incurred associated with disposition-related activities.

(5) Indirect tax matters represents charges and adjustments to charges associated with certain digital services taxes ("DST") and other indirect tax matters related to historical periods, which may ultimately be settled in cash, and certain foreign non-income tax litigation matters.

(6) Stock-based compensation represents expense associated with restricted stock units, performance-based restricted stock units, and liability-classified awards related to our 2026 short-term incentive compensation program.

(7) Stockholder matter costs represents external legal and professional advisory fees associated with a strategic governance agreement. These costs are considered non-recurring and are not representative of our core ongoing operating performance.

(8) The tax impact of adjustments includes the tax effect of each separate adjustment based on the statutory tax rate for the jurisdiction(s) in which the adjustment was taxable or deductible, and the tax effect of items that relate to tax specific financial transactions, tax law changes, uncertain tax positions, valuation allowances and other items.